OPERATING AGREEMENT

THIS OPERATING AGREEMENT, made and entered into this   dl day of September, 2008, by and between PHOENIX ENERGY RESOURCE COPORATION, a Nevada Corporation, whose address is 1001 Bayhill Drive, 2nd Floor, Suite 200, San Bruno, CA 94066, hereinafter referred to as "Leaseholder," and JMACK ENERGY, LLC, a Kentucky limited liability company whose address is 706 Mount Olivet Road, Bowling Green, KY 42101 hereinafter referred to as "Operator."

RECITALS

A.               Leaseholder has a certain interest in leases in Allen County, Kentucky. These leases have been selected because of their potential for production.

B.               Leaseholder through application of certain geological data, plans an extensive exploration program for oil and/or gas production on the above- mentioned leases with these wells being the subject of this Operating Agreement.

C.               The Operator, by execution of this Agreement, represents and warrants that he has substantial knowledge and experience in the business matters and operations concerning the management and production oil and gas and is capable of independently and competently managing and evaluating the risks and merits of the production of oil and gas.

D.               Through continuing research and development of geological data, Leaseholder and representatives will select the most appropriate drilling site taking into consideration the input and knowledge of the Operator.

E.               The lease referred to herein are the leases recorded in the Allen County Clerk's office which are fully described in Exhibit "A" attached hereto and incorporated by reference.

NOW THEREFORE, for and in consideration of the mutual promises and benefits to each of the parties, the sufficiency of which is hereby acknowledged and other good and valuable consideration, the parties agree as follows:

ARTICLE I

The Leaseholder does hereby retain the Operator as an independent contractor for the drilling, management and operation of the well(s) located on the leases setout in Exhibit A and currently located in Allen County, Kentucky. In exchange for the services to be rendered by the Operator, the Leaseholder shall pay to Operator as compensation an amount equal to a five (5%) percent overriding royalty interest of all oil and/or gas produced from the above mentioned leases held by Leaseholder. Leaseholder shall pay to the Operator all sums due the Operator from the sale of oil and/or gas within ten (10) days of Leaseholder's receipt of the sale proceeds received from the oil and/or gas purchaser.

ARTICLE n WELL INTERESTS, DEPTH AND COSTS

1. Leaseholder shall determine, with input from the Operator, the depth said well(s) shall be drilled which depth may range from approximately feet to approximately feet, depending on the location of the well(s) and the geological data pertaining thereto. Leaseholder shall exercise its sole judgment and discretion in making such decisions.

2. The Leaseholder and Operator shall estimate and agree on the cost for the drilling and completion of said well(s) before Operator commences any drilling operation. The Leaseholder shall be responsible for paying all costs owed to third party subcontractors, the hiring of which must be pre-approved by the Leaseholder.

ARTICLE in COMPLETION

In the event Leaseholder determines that any given well(s) is capable of commercial production of oil and/or gas, then the Operator shall commence completion and put such well(s) on production within thirty (30) days of drilling as weather permits.

ARTICLE IV OPERATION AND MANAGEMENT

1. Leaseholder hereby appoints and Operator hereby accepts the duties and obligations of Operator. Operator shall have the power and authority to act and function in this management capacity in all respects affecting the production of said well.

2. The Operator shall oversee the drilling of any well(s) and their completion as well as the maintenance and operation of the well(s) covered by this agreement on a daily basis. The Operator shall provide the necessary services and professional oversight for the successful commercial operation of the well(s), including, but not limited to, the pumping and marketing all oil and/or gas produced from the well(s), the performance of all maintenance and upkeep necessary in order to produce the well(s), providing weekly and monthly production reports, providing copies of the oil run tickets by the last day of each month that oil is sold, and overseeing and insuring compliance with all local, stale and federal regulations and the timely filing of documents necessary for permits and bonds with the appropriate governmental entity. Failure of Leaseholder to strictly enforce any of the provisions of this Paragraph shall not constitute a waiver thereof.

3.               If the Leaseholder reasonably determines that an enhancement or secondary recovery would be beneficial to any well(s), then Operator agrees to perform and oversee the installation operation and maintenance of this system.

ARTICLE V TERMINATION

1. This Operating Agreement shall remain in full force so long as the weB(s) is being drilled, completed, and as long as the well(s) remains a commercially productive well(s) and the leases or any lease as set out in Exhibit A is in full force and effect.

2. In the event the Leaseholder determines, in its sole discretion, that the well(s) is not commercially productive, then it shall advise the Operator of this decision and this Operating Agreement shall terminate as to that well(s).

3. In the event the well(s) does not prove to be commercially productive, then the Leaseholder may, in its sole discretion, abandon the well(s) and the Operator shall then take all steps necessary to plug this well(s) pursuant to all federal, state and local regulations and to secure the release of all bonds posted in association with the well(s).

4. The Leaseholder shall also have the right to terminate this Operating Agreement if the Operator fails to perform or observe any term, covenant, condition, or agreement required to be performed or observed by Operator under this agreement. Leaseholder shall provide Operator written notice of any breach and default and Operator shall then have ten (10) days to correct the default to the satisfaction of the Leaseholder

5. If Operator : (a) becomes insolvent or becomes unable to pay its debts as they mature, (b) makes an assignment for the benefit of creditors, (c) is the subject of any proceeding instituted by or against it under any bankruptcy or insolvency law alleging that it is insolvent or unable to pay its debts as they mature, (d) commences an action or has commenced against it any action   or   proceeding   seeking   any   reorganization,   merger,   arrangement,   composition, readjustment, liquidation, dissolution, or similar relief under any present or future law, statute, or regulation, or (e) if any trustee, custodian, receiver, or liquidator is appointed voluntarily or involuntarily for it or any material part of its assets. This agreement shall immediately terminate after Leaseholder provides Operator written notice.  Leaseholder shall be entitled to recover its costs, including attorney fees, for any damages it may incur as a result of Operator's breach of this agreement.

ARTICLE VI MISCELLANEOUS.

1. Leaseholder covenants with Operator that it is, or will be, the true and lawful owner of the leases to be drilled under this agreement, and that it has good right and full power to assign and transfer the rights in the well site(s) on such leases and that there has been no default of any covenants, agreements, terms or conditions contained in the leases.

2. The laws of the Commonwealth of Kentucky shall govern the construction of this agreement and the rights, remedies, and duties of the parties hereto. The parties hereto agree that the state courts located in the Commonwealth of Kentucky shall have exclusive jurisdiction with regard to any litigation relating to this Agreement and the parties agree that venue shall be proper in county in which the lease interest lies.

3.    Time shall be of the essence in the performance by the Operator of all of Operator's covenants, obligations, and agreements under this agreement.

4.    The invalidity or unenforceability of any provision of this agreement shall not affect or impair the validity or enforceability of any other provisions of this agreement.

LEASEHOLDER:

PHOENIX ENERGY RESOURCE COPORATION

Rene Ronald Soullier, CEO

OPERATOR:

JMACK ENERGY, LLC

Mark A. Cornell, Member

STATE COUNTY OF

SUBSCRIBE, SWORN TO AND ACKNOWLEDGED Soullier, CEO of Phoenix Energy Resource Corporation, a Nc behalf of said corporation, on this the     ■Z- Y day of Sepi ie by, Rene Ronald •ration, acting by and on

NOTXRJ>UBLIC - STATE AT LARGE My Commission Expires:   r&ee. 37, Zoux

COMMONWEALTH OF KENTUCKY      )
)
COUNTY OF WARREN)

SUBSCRIBE, SWORN TO AND ACKNOWLEDGED before me by, Mark A. Cornell, member of JMACK Energy, LLC, a Kentucky limited liability company, acting by and on behalf of said limited liability company on this the 13\-S day of ~~September;~~ 2008.

: - STATE AT LARGE My Commission Expires:

4
PREPARED BY:
D. Bditey Walton
LANPHEAR 4 WALTON, P.L.L.C.
P.O. Box 128
Bowling Green, KY 42102-0128
(270) 843-5500